Exhibit 4.1
THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
BRANDYWINE OPERATING PARTNERSHIP, L.P.
7.50% Guaranteed Notes Due 2015

REGISTERED	PRINCIPAL AMOUNT $250,000,000
No. 1	CUSIP No. 105340AK9
          BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Issuer”, which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as the nominee of DTC, or registered assigns, the principal sum of TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) on May 15, 2015, unless redeemed on any Redemption Date (as defined on the reverse hereof), and to pay interest on the outstanding principal amount of this Note from September 25, 2009 (or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for), semiannually in arrears on May 15 and November 15 of each year, commencing on May 15, 2010 (the “Interest Payment Dates”), at the rate of 7.50% per annum, until payment of said principal amount has been paid or duly provided for. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.
          The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid, as provided in the Indenture, to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the “Regular Record Date” for such payment, which will be the May 1 and November 1 (regardless of whether such day is a Business Day) immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for on an Interest Payment Date (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, with notice whereof given by mail by or on behalf of the Issuer to the Holder of this Note not less than 10 days prior to such Special Record Date (which will be not more than 15 days and not less than 10 days prior to the date of the proposed payment of such Defaulted Interest), or may be paid at any time in any other lawful manner, all as more fully provided for in the Indenture (as defined on the reverse hereof).
          Payment of the principal of and Make-Whole Amount (as defined on the reverse hereof), if any, and interest on this Note will be made at the office or agency of the Issuer maintained by the Issuer for such purpose in the Borough of Manhattan, The City of New York, which initially will be the Corporate Trust Office of The Bank of New York Mellon, the Trustee for this Note under the Indenture, located at 101 Barclay Street, Floor 8W, Attention: Corporate Trust Administration, New York, New York 10286, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address will appear in the Security Register or by wire transfer of funds to the Person entitled thereto at a bank account maintained in the United States.
          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which such further provisions will for all purposes have the same effect as if set forth at this place.
          Unless the certificate of authentication hereon has been executed by or on behalf of The Bank of New York Mellon, the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its seal to be imprinted hereon.
Dated: September 25, 2009

[SEAL]	BRANDYWINE OPERATING PARTNERSHIP, L.P.
	By:	Brandywine Realty Trust, as General Partner

	By:	/s/ Gerard H. Sweeney
		Name:	Gerard H. Sweeney
		Title:	President and Chief Executive Officer

Attest:

By:	/s/ Brad A. Molotsky

	Name:	Brad A. Molotsky
	Title:	General Counsel and Secretary
CERTIFICATE OF AUTHENTICATION
          This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Mary K. Miselis
Authorized Signatory

[REVERSE OF NOTE]
BRANDYWINE OPERATING PARTNERSHIP, L.P.
7.50% Guaranteed Notes Due 2015
          This Note is one of a duly authorized issue of securities of the Issuer (the “Securities”), issued or to be issued under and pursuant to an Indenture, dated as of October 22, 2004, as supplemented (the “Indenture”), among the Issuer, Brandywine Realty Trust, a Maryland real estate investment trust (the “Parent Guarantor”), and The Bank of New York Mellon, as Trustee (the “Trustee,” which term includes any successor Trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Parent Guarantor, the Trustee and the Holders of the Securities and the terms upon which the Securities are to be authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture. This Note is one of a series of Securities designated as the “7.50% Guaranteed Notes due 2015” of the Issuer (the “Notes”), initially limited in aggregate principal amount to $250,000,000. The Issuer may, from time to time, without the consent of the Holders, issue and sell additional Securities ranking equally with the Notes and otherwise identical in all respects (except for their date of issuance, issue price and the date from which interest payments thereon will accrue) so that such additional Securities will be consolidated and form a single series with the Notes.
          The Notes are fully and unconditionally guaranteed as to the due and punctual payment of principal of and Make-Whole Amount, if any, and interest on the Notes by the Parent Guarantor.
          All terms used in this Note which are defined in the Indenture will have the meanings assigned to them in the Indenture.
          The Issuer may redeem this Note, at any time, in whole or in part, at its option, at a redemption price (the “Redemption Price”) equal to the greater of: (i) 100% of the principal amount of the Notes then outstanding to be redeemed, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 75 basis points (“Make-Whole Amount”), plus, in the case of either (i) or (ii) above, accrued and unpaid interest on the principal amount being redeemed to the date fixed for redemption (the “Redemption Date”).
          The following terms have the meanings specified below:
          “Treasury Rate” means, with respect to any Redemption Date either (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (ii) if such release (or any successor release) is not published during the week preceding the Calculation Date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third business day preceding the Redemption Date (the “Calculation Date”).
          “Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.
          “Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer quotations, the average of all such quotations.
          “Independent Investment Banker” means any of Banc of America Securities LLC, J.P. Morgan Securities Inc. or Wells Fargo Securities, LLC, as specified by us, or, if these firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by us.
          “Reference Treasury Dealer” means (1) Banc of America Securities LLC, J.P. Morgan Securities Inc. and a primary U.S. government securities dealer (a “Primary Treasury Dealer”) selected by Wells Fargo Securities, LLC and their respective successors; provided, however, that, if any of the foregoing ceases to be a Primary Treasury Dealer in New York City, the Issuer will substitute therefor another Primary Treasury Dealer and (2) any three other Primary Treasury Dealers selected by the Issuer after consultation with the Independent Investment Banker.
          “Reference Treasury Dealer quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m. (New York City time) on the third business day preceding such Redemption Date.
          If notice has been given as provided in the Indenture and funds for the redemption of this Note or any part thereof called for redemption will have been made available on the

Redemption Date, this Note or such part thereof will cease to accrue interest on the Redemption Date referred to in such notice and the only right of the Holder will be to receive payment of the Redemption Price. Notice of any optional redemption of any Notes will be given to the Holder hereof (in accordance with the provisions of the Indenture), at least 30 and not more than 60 days prior to the Redemption Date. The notice of redemption will specify, among other things, the Redemption Price and the aggregate principal amount of Notes to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms and provisions as this Note will be issued by the Issuer in the name of the Holder hereof upon the presentation and surrender hereof.
          This Note is not subject to repayment at the option of the Holder thereof. In addition, this Note is not entitled to the benefit of, and is not subject to, any sinking fund.
          In case an Event of Default with respect to this Note shall have occurred and be continuing, the principal of and Make-Whole Amount, if any, and interest on this Note may automatically become or may be declared, and upon such declaration will become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
          The Indenture permits, with certain exceptions as therein provided, the Issuer, the Parent Guarantor and the Trustee with the consent of the Holders of more than 50% in principal amount of the Notes at the time Outstanding, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that, without the consent of the Holder of each Security affected thereby, no such supplemental indenture will, among other things: (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, (ii) reduce the principal amount of or premium, if any, or interest on any Security; (iii) change the Place of Payment on any Security or the currency or currency unit in which any Security or the principal thereof or premium, if any, or interest thereon is payable; (iv) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); (v) reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any Security by the Issuer or the Parent Guarantor (or the time when such redemption, repayment or purchase may be made); (vi) modify or affect in any manner adverse to Holders of any Securities the terms of the obligations of the Parent Guarantor in respect of the due and punctual payment of principal of or premium, if any, or interests on any Security; or (vii) reduce the percentage in principal amount of the Outstanding Securities of any particular series, the consent of the Holders of which is required for any such supplemental indenture. The Indenture also permits the Issuer, the Parent Guarantor and the Trustee to enter into one or more supplemental indentures, without the consent of any Holders of the Notes, to, among other things: (i) evidence the succession of another person as obligor or a guarantor under the Indenture; (ii) add covenants of the Issuer or the Parent Guarantor for the benefit of Holders of Securities; (iii) add events of default for the benefit of Holders of Securities; (iv) secure, or add additional guarantees with respect to, the Securities; (v) provide for the acceptance of appointment by a successor trustee; (vi) cure any ambiguity, defect or inconsistency in the Indenture, provided that such action will not adversely affect the interests of Holders of Securities of any series in any material respects; and (vii) supplement any provisions of the Indenture to permit or facilitate defeasance or discharge of any series of

Securities provided that such action will not adversely affect the interests of Holders of Securities of any series in any material respect.
          The Indenture also contains provisions permitting the Holders of more than 50% in principal amount of the Outstanding Securities of a series, on behalf of the Holders of all of the Securities of such series, to waive compliance by the Issuer and the Parent Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to a Security, except a default in the payment of principal of or interest, if any, on such Security or a default with respect to a covenant or provision of the Indenture, which cannot be amended without the consent of the Holder of such Security.
          This Note is issuable only in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same. If (x) the Depositary is at any time unwilling or unable to continue as depositary and a successor Depositary is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, (y) the Issuer delivers to the Trustee an Issuer Order to the effect that this Note will be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note will be exchangeable for Notes in definitive form and in an equal aggregate principal amount. Such definitive Notes will be registered in such name or names as the Depositary will instruct the Trustee.
          As provided in the Indenture and subject to certain limitations set forth therein and above, the transfer of this Note may be registered on the Security Register of the Issuer, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.
          No reference herein to the Indenture and no provision of this Note or of the Indenture will alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and the Make-Whole Amount, if any, and interest on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed, or impair the obligations of the Parent Guarantor in respect of their unconditional guarantees of the aforementioned payments.
          No service charge will be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
          Prior to due presentment of this Note for registration of transfer, the Issuer, the Parent Guarantor, the Trustee and any agent of the Issuer, the Parent Guarantor or the Trustee may treat the Person in whose name this Note is registered as the Holder of this Note for all purposes, whether or not this Note be overdue, and none of the Issuer, the Parent Guarantor or the Trustee nor any such agent will be affected by notice to the contrary.
          Certain of the Issuer’s and the Parent Guarantor’s obligations under the Indenture with respect to any series of Securities may be terminated if the Issuer or the Parent Guarantor irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on all such Securities, as provided in the Indenture.
          No recourse will be had for the payment of the principal of or Make-Whole Amount, if any, or the interest, if any, on this Note, or for any claim based thereon, or upon any obligation, covenant or agreement of the Issuer or the Parent Guarantor in the Indenture, against any incorporator, limited partner, shareholder, trustee, director, officer or employee, as such, past, present of future, of the Issuer, of the Parent Guarantor or of any successor entity to the Issuer or the Parent Guarantor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Note.
          The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT/TRANSFER FORM
          FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)

(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                                attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.
Date:

NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.